Exhibit 99.3

REFINE TECHNOLOGY, LLC

Financial Statements

December 31, 2013

With Independent Auditors’ Report

Refine Technology, LLC

Table of Contents

December 31, 2013

Page(s)

Independent Auditors’ Report	1-2

Balance Sheet	3

Statement of Income and Members’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-11

Independent Auditors’ Report

To the Members of Refine Technology, LLC

We have audited the accompanying financial statements of Refine Technology, LLC, which comprise the balance sheet as of December 31, 2013, and the related statements of income and members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Refine Technology, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Withum Smith + Brown, PC

Morristown, New Jersey

August 14, 2014

Refine Technology, LLC

Balance Sheet

December 31, 2013

Assets

Current assets
Cash and cash equivalents	$1,194,492
Restricted cash	50,058
Accounts receivable	2,071,588
Other receivable	386,003
Inventories, net	835,287

Total current assets	4,537,428

Property and equipment, net	250,642

Other assets	9,965

Total assets	$4,798,035

Liabilities and Members’ Equity

Current liabilities
Accounts payable	$169,866
Accrued expenses	269,219
Deferred revenue	69,123
Deferred rent	17,562

Total current liabilities	525,770

Members’ equity	4,272,265

Total liabilities and members’ equity	$4,798,035

The Notes to Financial Statements are an integral part of this statement.

Refine Technology, LLC

Statement of Income and Members’ Equity

Year Ended December 31, 2013

Revenue, net	$8,251,616

Cost of revenue	2,992,631

Gross profit	5,258,985

Selling, general, and administrative expense	3,059,768

Net income	2,199,217

Members’ equity - beginning of year	4,024,274

Members’ distribution	(1,951,226)

Members’ equity - end of year	$4,272,265

The Notes to Financial Statements are an integral part of this statement.

Refine Technology, LLC

Statement of Cash Flows

Year Ended December 31, 2013

Cash flows from operating activities
Net income	$2,199,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,446
(Increase) decrease in:
Restricted cash	(50,058)
Accounts receivable	(368,000)
Other receivable	(77,452)
Inventories, net	40,899
Increase (decrease) in:
Accounts payable	(163,732)
Accrued expenses	132,526
Deferred revenue	69,123
Deferred rent	(3,881)

Net cash provided by operating activities	1,900,088

Cash flows from investing activities
Purchases of property and equipment	(108,119)

Cash flows from financing activities
Member distributions	(1,951,226)

Net decrease in cash and cash equivalents	(159,257)

Cash and cash equivalents
Beginning of year	1,353,749

End of year	$1,194,492

The Notes to Financial Statements are an integral part of this statement.

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

1.	Nature of Operations and Principles

Refine Technology, LLC (the “Company”) was organized on June 27, 2003 as a limited liability company and currently operates from Pine Brook, New Jersey. There is one class of membership in the Company with each member having limited liability. The Company primarily manufactures and sells ATF systems worldwide (the “bio-processing business”). The ATF system is a cell retention device, which is primarily known for being able to routinely generate high cell concentrations. Sales of ATF systems and related products accounted for approximately 89% of revenue, net for the year ended December 31, 2013. The Company’s remaining revenue is primarily generated by selling replacement parts.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Company’s financial statements and accompanying notes. The Company bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates. The amounts of assets and liabilities reported in the Company’s balance sheet and revenues and expenses reported in the statement of income for the period presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, reserve for inventory obsolescence, depreciation and amortization periods, and the warranty accrual.

Fair Value of Financial Instruments

The Company’s financial assets and liabilities include cash, accounts receivable, accounts payable, deferred revenue, accrued expenses and other current liabilities. The carrying amounts of the Company’s financial assets and liabilities approximate fair value because of the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash balances in several financial institutions. Interest-bearing balances in U.S. Banks are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time the Company’s balances may exceed these limits.

Restricted Cash

On December 12, 2013, the Company transferred $50,058 to a restricted cash account in Singapore for the purposes of establishing a wholly-owned subsidiary. On January 17, 2014, the Company incorporated a wholly-owned subsidiary, Refine Technology Sales Asia PTE. LTD., in Singapore. The restricted cash was transferred to the subsidiary as a capital contribution in March 2014.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts. The Company evaluates the collectability of its accounts receivable based on a combination of factors. When the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and its historical experience. The Company offers most customers 30-45 day terms. In special situations, the Company may offer extended terms or discounts to selected customers.

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

Accounts are considered past due when invoices become 30 days past the initial payment term. The Company generally does not record interest on past due accounts. Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. At December 31, 2013, the Company determined that no reserve was deemed necessary.

Inventory

Inventory is stated at the lower of costs or market. Cost is determined generally by the weighted average cost using the first-in, first-out basis. Inventory consists of parts and assembled filtration system. The Company considers obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value and obsolescence reserves.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable through an assessment of the estimated future undiscounted cash flows related to such assets. In the event that assets are found to be carried at amounts that are in excess of estimated undiscounted future cash flows, the carrying value of the related asset or group of assets is reduced to a level commensurate with fair value based on a discounted cash flow analysis. No impairment indicators were identified during the year ended December 31, 2013.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization on leasehold improvements is computed using the straight-line method over the shorter of the assets’ estimated useful lives or the lease term.

The estimated useful lives used in determining depreciation are as follows:

Leasehold Improvements	Life of the Lease
Machinery and Equipment	3-10 Years
Furniture and Fixtures	7 Years
Software	3 Years
Demo Equipment	5 Years

Deferred Revenue

Deferred revenue consists of payments received in advance of revenue being earned. Advances are recognized as revenue when earned, pursuant to the applicable revenue recognition principles for the specific type of revenue as disclosed in this Note 2.

Warranties

The Company provides parts and service warranties on its products. Liability under service and warranty policies is based upon review of historical warranty and claim experience. Adjustments are made to accruals based on actual claim data and historical experience. Management has recorded a warranty liability of approximately $43,000 at December 31, 2013 and is included in accrued expenses on the accompanying balance sheet.

Distribution Agreement

In 2012, the Company entered into a three year exclusive distribution agreement (the “Agreement”) with a vendor to sell certain vendor products to approved sub-distributors or the customers of the Company, for use with the Company’s products, within a defined territory. This vendor is the exclusive supplier of certain products defined in the Agreement. In conjunction with the Agreement, the Company is eligible to receive specified credits that can be used to offset future purchases of this vendor’s products.

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

In 2012, the Company earned incentive credits totaling $308,000 and used approximately $222,000 of these credits to offset purchases from this vendor in 2013. The Company has approximately $86,000 of the credits earned in 2012 unused as of December 31, 2013. In 2013, the Company earned credits totaling approximately $300,000 which are available to offset 2014 purchases. Total unused credits available to the Company as of December 31, 2013 totaled $386,000 and are recorded as the other receivable on the accompanying balance sheet. The earning of the incentive credits resulted in a decrease of costs of goods sold. The incentive credits expire one year from their date of issuance.

Revenue Recognition

The Company recognizes revenue on the date of the sale of its systems when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured.

Marketing Costs

Marketing costs are charged to operating expense as they are incurred. For the year ended December 31, 2013, marketing expenses were approximately $835,000 and are included in selling, general and administrative expenses on the accompanying statement of income.

Shipping and Handling Costs

The Company includes freight, postage and other shipping costs in cost of sales. Billings for third party shipping and handling costs are included in revenues.

Research and Development Costs

Research and development costs are charged to operating expense as they are incurred. For the year ended December 31, 2013, research and development expenses were approximately $73,000 and are included in selling, general and administrative expenses on the accompanying statement of income.

Income Taxes

The Members of the Company have elected under the Internal Revenue Code to be taxed as a partnership whereby in lieu of partnership income taxes, the Members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

ASC Topic 740 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company had no unrecognized tax benefits at December 31, 2013. The Company files tax returns in the U.S. federal jurisdiction and various states. The Company has no open years. The Company did not recognize any income tax related interest or penalties for the period presented in these financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. By their nature, all such financial instruments involve risks including the credit risks of non-performance by counterparties. Trade accounts receivable are incurred pursuant to contractual terms with customers worldwide. Credit losses on accounts receivable have not been material because of a large concentration of revenues with a small number of large, established companies. The Company evaluates the creditworthiness of its clients in conjunction with its revenue recognition processes as well as through its ongoing collectability assessment processes for accounts receivable.

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

The Company transacts certain revenue transactions with international customers in foreign currencies, primarily in euros and Singapore dollars. Foreign exchange transaction gains and losses have been minimal during the year ended December 31, 2013. Revenues from international customers accounted for approximately 46% of total revenues for the year ended December 31, 2013. As of December 31, 2013, accounts receivables from international customers accounted for approximately 33% of the total accounts receivable balance.

The Company had two customers that accounted for approximately 34% of total revenue for the year ended December 31, 2013. These top two customers represented approximately 23% of the Company’s accounts receivables as of December 31, 2013.

The Company had one vendor that accounted for approximately 36% of total purchases for the year ended December 31, 2013. Amounts due to this vendor represented approximately 15% of accounts payable at December 31, 2013.

3.	Inventories, Net

Inventories, net consisted of the following at December 31, 2013:

Components	$739,847
Finished goods	120,440

Total inventory	860,287
Inventory reserve	(25,000)

Total inventory, net	$835,287

4.	Property and Equipment, Net

Property and equipment, net consisted of the following at December 31, 2013:

Machinery and equipment	$357,266
Furniture and fixtures	66,276
Leasehold improvements	77,238
Software	27,480
Demo equipment	98,677

Total cost	626,937
Accumulated depreciation and amortization	(376,295)

Total property and equipment, net	$250,642

Depreciation and amortization expense for the year ended December 31, 2013 was $121,446.

5.	Related Party Transactions

The Company sells, promotes, and markets its products exclusively through Refine Technology Sales LLC, which is a related party via common ownership. Refine Technology Sales LLC operates for the sole purpose of selling the Company’s products. The Company had the following transactions with this related party during the year ended December 31, 2013:

Selling, general, and administrative expenses
Paid to Refine Technology Sales LLC	$422,946

The Company had the following due to this related party at December 31, 2013:

Due to Refine Technology Sales LLC	$—

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

6.	Line of Credit

The Company had a $1,100,000 demand line of credit agreement with PNC Bank at December 31, 2013. The line of credit is secured by substantially all Company assets and has an interest rate at the bank’s prime rate. The interest rate at December 31, 2013 was 3.25%. The line of credit matures on September 30, 2014, however due to the sale of the Company in June 2014 (see Note 9), the line was closed. The line had no outstanding balance at December 31, 2013 or during the year then ended.

7.	Commitments and Contingencies

Operating Lease

The Company leases office and warehouse space under a seven-year lease that expires April 30, 2017. Rent expense for the facility was approximately $78,000 for the year ended December 31, 2013.

On January 31, 2014, the Company entered into an agreement to lease additional warehouse space that expires April 30, 2017.

Minimum annual rent commitments under the leases for the years ending December 31 are as follows:

Year Ending December 31,	Total Lease Payments
2014	$126,102
2015	139,311
2016	142,942
2017	48,055

Total	$456,409

For leases with scheduled rent increases, the Company has recorded rent expense on a straight-line basis over the term of the lease. Deferred rent of $17,562 has been recorded at December 31, 2013. This obligation represents the excess of rent expense over cash payments.

Put Agreement

In 2008, the Company entered into a put agreement with the 99% owner of Refine Technology Sales LLC. Pursuant to the put agreement, if the Company or one or more of its members accepts an offer that would result in a change in control, the Company would be obligated to purchase that interest in Refine Technology Sales LLC.

The put agreement states that the offer to purchase this interest will be calculated as 15% of the net proceeds, if the net proceeds are less than $15,000,000 and $2,250,000 plus 10% of net proceeds that exceed $15,000,000, if the net proceeds are greater than $15,000,000.

Due to the sale of the Company in June 2014 (see Note 9), the Company recorded the put liability due to the 99% owner of Refine Technology Sales LLC as of the purchase date.

Letter of Credit

In the ordinary course of business, the Company is required to post a letter of credit in support of performance under certain contracts. The letter of credit is issued by a bank and commits the issuer to pay specified amounts to the holder of the letter of credit if the holder claims that the Company has failed to perform contractually specified actions. If this were to occur, the Company would be required to reimburse the issuer of the letter of credit, which, depending upon the circumstances could result in a charge to earnings. As of December 31, 2013, the approximate amount of this letter was $331,000.

In February 2014, the Company obtained another letter of credit issued by a bank for approximately $225,000.

Refine Technology, LLC

Notes to Financial Statements

December 31, 2013

8.	Employee Benefit Plan

The Company maintains an employee retirement plan pursuant to section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the Company’s 401(k) plan after one year of service. The 401(k) plan allows for voluntary elective deferrals of compensation up to 92% of taxable compensation. The Company makes matching contributions in an amount equal to the employee’s elective deferrals that do not exceed 1% of annual compensation, plus 50% of the elective deferrals that exceed 1% of annual compensation but do not exceed 6% of annual compensation. In addition, the 401(k) plan allows the Company to make a profit sharing contribution to the accounts of employees determined in accordance with a discretionary formula. The Company contributed $13,371 to the plan as a match in the year ended December 31, 2013. The Company also made a discretionary profit sharing contribution of $52,093 for the year ended December 31, 2013.

9.	Subsequent Events

The Company evaluated subsequent events through August 14, 2014 which is the date the financial statements were available to be issued. Based upon this evaluation no events required disclosure in or adjustment to the financial statements, other than the following:

On June 2, 2014, the Company sold its bio-processing business to Repligen Corporation for approximately $25 million, subject to certain contingencies or holdbacks. The Company could earn additional proceeds if certain revenue targets are achieved through 2016. The bio-processing operations subsequent to the acquisition date are included in Repligen’s consolidated operations.